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                                                                    Exhibit 23.4






                            SECURITIES DATA COMPANY




We hereby consent to the use of the information we provided for use in Amendment No. 2 to the Registration Statement (No. 333-75321) relating to the offering of Medium-Term Notes by The Goldman Sachs Group, Inc. and to the references to our name in Amendment No. 2 to the Registration Statement, including under the caption "Experts".





Securities Data Company,
A division of Thomson Information Services




/s/ Francine Falchook
--------------------
Francine Falchook
Senior Vice President




May 7, 1999